UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

Commission File Number: 000-52169

NORTHPORT CAPITAL, INC.
(Name of small business issuer in its charter)

Colorado	76-0674579
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite #4200, 601 Union Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206-652-3451)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On January 18, 2008, the Board of Directors of the Company determined that it should restate its financial statements and other financial information for its fiscal years ended December 31, 2006, and December 31, 2005 (the “2006 and 2005 Financial Statements”). The Company determined that it misstated the par value of its shares in common stock in connection with the Company’s four-for-one forward split of April 28, 2004; specifically, the Company incorrectly reduced the par value of its shares from $0.001 to $0.00025 and recorded the difference as additional paid-in capital when, in fact, the par value of the Company’s shares was retained at $0.001 and no such additional paid-in capital existed. Accordingly, the 2006 and 2005 Financial Statements should no longer be relied upon.

     The Company has restated the 2006 and 2005 Financial Statements to correctly record its common stock at its par value of $0.001 from additional paid-in capital (the “Restated 2006 and 2005 Financial Statements” substantively attached hereto as Exhibit 99.1) . The Restated 2006 and 2005 Financial Statements correctly record the Company’s common stock at its par value of $0.001 from additional paid-in capital. The Company’s management believes that the Restated 2006 and 2005 Financial Statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Furthermore, in connection hereto, the Company has filed an amendment to its Quarterly Report on Form 10-QSB for the period ended September 30, 2007, to restate its consolidated balance sheet as of September 30, 2007.

     The Board of Directors and senior management of the Company have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT CAPTIAL, INC.

Date: February 1, 2008	By:	/s/ Zhao Yan
Zhao Yan
Chief Executive Officer

EXHBIT INDEX

Number	Document(s)	Location

99.1	Restated 2006 and 2005 Financial Statements	Attached hereto and incorporated by reference herein